Exhibit 99.2

RANGE RESOURCES CORPORATION

OFFER TO EXCHANGE

Any and all of its outstanding $475,952,000 aggregate principal amount of 5.75% Senior Notes due 2021

(which we refer to as the “Old 2021 Notes”)

for

Up to $475,952,000 aggregate principal amount of its 5.75% Senior Notes due 2021 that have been registered under the Securities Act of 1933 (which we refer to as the “New 2021 Notes”)

and

Any and all of its outstanding $329,244,000 aggregate principal amount of 5.875% Senior Notes due 2022

(which we refer to as the “Old 5.875% 2022 Notes”)

for

Up to $329,244,000 aggregate principal amount of its 5.875% Senior Notes due 2022 that have been registered under the Securities Act of 1933 (which we refer to as the “New 5.875% 2022 Notes”)

and

Any and all of its outstanding $580,032,000 aggregate principal amount of 5.00% Senior Notes due 2022

(which we refer to as the “Old 5.00% 2022 Notes”)

for

Up to $580,032,000 aggregate principal amount of its 5.00% Senior Notes due 2022 that have been registered under the Securities Act of 1933 (which we refer to as the “New 5.00% 2022 Notes”)

and

Any and all of its outstanding $741,531,000 aggregate principal amount of 5.00% Senior Notes due 2023

(which we refer to as the “Old 2023 Notes”)

for

Up to $741,531,000 aggregate principal amount of its 5.00% Senior Notes due 2023 that have been registered under the Securities Act of 1933 (which we refer to as the “New 2023 Notes”)

Pursuant to Prospectus dated                     , 2017

                    , 2017

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Range Resources Corporation, a Delaware corporation (the “Company”), is offering, upon the terms and subject to the conditions set forth in the prospectus dated                     , 2017 (the “Prospectus”) and the enclosed letter of transmittal (the “Letter of Transmittal”), which together constitute the Company’s offer to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”) (i) any and all of the $475,952,000 aggregate principal amount of its Old 2021 Notes, (ii) any and all of the $329,244,000 aggregate principal amount of its Old 5.875% 2022 Notes, (iii) any and all of the $580,032,000 aggregate principal amount its Old 5.00% 2022 Notes, and (iv) any and all of the $741,531,000 aggregate principal amount of its Old 2023 Notes (collectively, the “Old Notes”) that are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below), for an equal aggregate principal amount of the corresponding New 2021 Notes, New 5.875% 2022 Notes, New 5.00% 2022 Notes, and New 2023 Notes (collectively, the “New Notes”). The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreements, each dated September 16, 2016, between the Company, its subsidiaries that are guarantors of the Old Notes and the dealer managers for the private exchange offers, with respect to each series of Old Notes. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus and the Letter of Transmittal.

We are requesting that you contact your clients for whom you hold Old Notes regarding the applicable Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.	Prospectus dated , 2017;

2.	The Letter of Transmittal for your use and for the information of your clients; and

3.	A form of letter which may be sent to your clients for whose account you hold Old Notes, with space provided for obtaining such clients’ instructions with regard to the applicable Exchange Offer.

Your prompt action is requested. Each Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2017, unless extended by the Company (the “Expiration Date”). Any Old Notes tendered pursuant to any Exchange Offer may be withdrawn (subject to compliance with the procedures set forth in the Prospectus and the Letter of Transmittal) no later than 5:00 p.m., New York City time, on the Expiration Date.

To participate in any Exchange Offer, you must deliver to U.S. Bank National Association, as exchange agent (the “Exchange Agent”) for the Exchange Offers, prior to 5:00 p.m., New York City Time, on the Expiration Date (a) either a properly completed and duly executed Letter of Transmittal with any required signatures guarantees or a computer-generated message transmitted by The Depository Trust Company (“DTC”) to and received by the Exchange Agent and forming a part of the Book-Entry Confirmation (as defined below) stating that the holder of the Old Notes acknowledges and agrees to be bound by the terms of the Letter of Transmittal, (b) certificates evidencing the Old Notes you are tendering in the applicable Exchange Offer or an electronic confirmation from DTC of the book-entry transfer of the Old Notes you are tendering into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”), and (c) all other required documentation, all in accordance with the instructions and procedures set forth in the Prospectus and Letter of Transmittal.

The Company will not pay any discounts, fees or commissions, or make any other payments, to brokers, dealers or other persons for soliciting the exchange of Old Notes pursuant to the any Exchange Offer. The Company will pay all transfer taxes incident to the transfer of Old Notes by the holder to the Company pursuant to that Exchange Offer, except as otherwise set forth in Instruction 5 of the Letter of Transmittal.

Any inquiry you may have with respect to any Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank National Association, the Exchange Agent for the Exchange Offers, at its address and telephone number set forth on the first page of the Letter of Transmittal and in the Prospectus under the caption “The Exchange Offers—Exchange Agent.”

Very truly yours,

RANGE RESOURCES CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

Enclosures

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